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                                  EXHIBIT 4.7


                                    FORM OF
                           KNOWLEDGE ADVENTURE, INC.
                             STOCK OPTION AGREEMENT
                             ----------------------

RECITALS
--------

          A. The Board desires to grant an option to purchase Common Stock to Optionee and Optionee desires to be granted an option to purchase Common Stock of the Corporation.

          B. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

              NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.  GRANT OF OPTION.  Subject to and upon the terms and conditions set
              ---------------
forth in this Agreement, the Corporation hereby grants to Optionee, as of the Grant Date, a Stock Option to purchase up to the number of Option Shares specified in the Grant notice. The option shares shall be purchasable from time to time during the option term at the Exercise Price.

          2.  OPTION TERM.  This option shall have a maximum term of ten (10)
              -----------
years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

          3.  LIMITED TRANSFERABILITY.  Except as set forth below, this option
              -----------------------
shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death, or to a member of Optionee's immediate family, or to a corporation more than fifty percent (50%) of the voting stock of which is owned by Optionee or members of his immediate family, or to a trust for the benefit of Optionee and/or members of his immediate family.

          4.  DATES OF EXERCISE.  This option shall become exercisable for the
              -----------------
Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for one or more such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

          5.  CESSATION OF SERVICE.  The following provisions shall become
              --------------------
applicable upon cessation of service:

          (a) Should Optionee cease to remain in Service for any reason (other than death) while this option is outstanding, then this option shall remain exercisable until the
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Expiration Date. Upon the Expiration Date, this option shall terminate and cease to be outstanding.

          (b) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be exercisable upon the Expiration Date. Upon the Expiration Date, this option shall terminate and cease to be outstanding.

          (c) During the period of post-Service exercisability applicable under subparagraph (a), or (b) above, subject to Paragraph 6 hereof, this option may not be exercised at any time for more than the number of Option Shares exercisable at the time of cessation of Service in accordance with the exercise schedule specified in the Grant Notice. To the extent the option is not exercisable for Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

     6.   SPECIAL ACCELERATION OF OPTION.
          -------------------------------

          (a) Upon the occurrence of a Corporate Transaction, the exercisability of this option shall, to the extent it is at such time outstanding but not otherwise fully exercisable, automatically accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Option Shares and may be exercised for all or any portion of such shares. This option, to the extent not previously exercised, shall terminate upon the consummation of the Corporate Transaction and cease to be outstanding except to the extent assumed by the successor corporation or its parent. If one or more options, warrants or other rights to acquire equity securities of the Corporation or if any shares of Preferred Stock or other convertible securities of the Corporation are assumed in the Corporate Transaction, then this option shall not terminate upon the consummation of the Corporate Transaction, but shall be assumed by the successor corporation or its parent. In the event of a Corporate Transaction, the Corporation shall provide Optionee with at least twenty (20) days advance written notice of the occurrence of a Corporate Transaction describing the same in reasonable detail and specifying whether or not the option will be assumed.

          (b) In the event that Bill Gross should cease to provide Services to the Corporation for any reason, then the exercisability of this option shall, to the extent it is at such time outstanding but not otherwise fully exercisable, automatically accelerate so that such option shall, on Gross's last day of providing Services to the Corporation, become fully exercisable for all of the Option Shares and may be exercised thereafter during the term hereof, for all or any portion of such shares.

          (c) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     7.   ADJUSTMENT IN OPTION SHARES.
          ----------------------------

          (a) In the event any change is made to the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares,

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exchange of shares or other change affecting the outstanding Common
Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          (b) If this option is to be assumed in connection with a Corporate Transaction or is otherwise to remain outstanding, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price payable per share, provided
                                                                        --------
the aggregate Exercise Price payable hereunder shall remain the same.

      8. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any stockholder rights with respect to the option shares until such individual shall have exercised the option and paid the exercise price.

      9.  MANNER OF EXERCISING OPTION.
          ---------------------------

          (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

              (i) Execute and deliver to the Secretary of the Corporation a Notice of Exercise in substantially the form of Exhibit I in which there is specified the number of Option Shares which are to be purchased under the exercised option.

              (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following alternative forms:

                   (A) full payment in cash or check made payable to the Corporation; or

                   (B) in shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                   (C) through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable written instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

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

                 (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

          Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation.

               (b) As soon after the Exercise Date as practical, the Corporation shall mail or deliver to or on behalf of Optionee (or the other person or persons exercising this option) a certificate or certificates representing the shares purchased under this Agreement, with the appropriate legends affixed thereto.

               (c) In no event may this option be exercised for any fractional shares.

          10.  COMPLIANCE WITH LAWS AND REGULATIONS.
               -------------------------------------

               (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of such exercise and issuance.

               (b) In connection with the exercise of this option, Optionee shall execute and deliver to the Corporation such representations in writing as may be reasonably requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

          11.  MARKET STAND-OFF.
               -----------------

               (a) In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters; provided,
                                                                      ---------
however, that in no event shall such period exceed one hundred eighty (180)
-------
days.  The limitations of this Paragraph 11 shall in all events terminate two
(2) years after the effective date of the Corporation's initial public offering.

              (b) In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock effected as a class without the Corporation's receipt of consideration, then any new, substituted or additional securities distributed with respect to the Purchased Shares shall be immediately subject to the provisions of this Paragraph 11, to the same extent the Purchased Shares are at such time covered by such provisions.

              (c) In order to enforce the limitations of this Paragraph 11, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

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          12. SUCCESSORS AND ASSIGNS.  Except to the extent otherwise
              ----------------------
provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

          13. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          14.  CONSTRUCTION.  All decisions of the Board with respect to any
               ------------
question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this option.

          15.  GOVERNING LAW.  The interpretation, performance and enforcement
               -------------
of this agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          16.  WITHHOLDING TAXES.  Optionee hereby agrees to make
               -----------------
appropriate arrangements with the corporation or parent or subsidiary employing optionee for the satisfaction of all federal, state and local income and employment tax withholding requirements, if any, applicable to the exercise of this option.

          17.  RESERVATION OF COMMON STOCK.  The corporation shall at all times
               ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Option, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Option; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Option, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

          18.  NO SERVICE CONTRACT.  Nothing in this agreement shall confer upon
               -------------------
Optionee any right to continue in the Service of the Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause. Optionee is not an employee of the Corporation and nothing in this Agreement shall imply, or shall be construed to imply, an employment relationship between Optionee and the Corporation.

          19.  AUTHORIZATION.  The Corporation represents and warrants that all
               -------------
corporate action on the part of the Corporation, its officers, directors, and stockholders necessary for the authorization, execution, delivery, and performance of all obligations under this Agreement, and for the authorization, issuance and delivery of the Option and of the Common Stock issuable upon exercise of the Option has been taken, and this Agreement constitutes a legally binding and valid obligation of the Corporation enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization,

                                       5
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moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          20.  CORPORATE POWER.  The Corporation represents and warrants that it
               ---------------
has all requisite legal and corporate power and authority to execute and deliver this Agreement, to grant the Option, to issue the Common Stock issuable upon exercise of the Option, and to carry out and perform its obligations under the terms of this Agreement.

          21.  VALIDITY OF OPTION.  The Corporation represents and warrants that
               ------------------
(a) the option is duly and validly issued (including, without limitation, issued in compliance with the registration requirements (or exemptions therefrom) of applicable federal and state securities laws), (b) the Common Stock issuable upon exercise of the Option has been duly and validly reserved, and upon issuance in accordance with the terms hereof will be duly and validly issued (including, without limitation, issued in compliance with the registration requirements (or exemptions therefrom) of all applicable federal and state securities laws), fully paid, and nonassessable, and will be free of any liens or encumbrances, other than any Hens or encumbrances created by or imposed thereon by the Optionee; provided, however, that the Option (and the Common Stock issuable upon exercise hereof) shall be subject to restrictions on transfer under state and/or federal securities laws, and (c) the Option and the Common Stock issuable upon exercise hereof are not subject to any preemptive rights or rights of first refusal, except as otherwise so agreed to by the holders thereof.

                                       6
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                                    APPENDIX
                                    --------

DEFINITIONS

     A.   Board shall mean the Corporation's Board of Directors.
          -----

     B.   Common Stock shall mean the Corporation's common stock.
          ------------

          C.  Corporate Transaction shall mean either of the following
              ---------------------
stockholder-approved transactions to which the Corporation is a party:

               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to such transaction, or

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          D.  Corporation shall mean Knowledge Adventure, Inc., a Delaware
              -----------
corporation.

          E.  Exercise Date shall mean the date on which the option shall have
              -------------
been exercised in accordance with Paragraph 9 of this Stock Option Agreement.

          F.  Exercise Price shall mean the exercise price per share as
              --------------
specified in the Grant Notice.

          G.  Expiration Date shall mean the date on which the option expires as
              ---------------
set forth in the Grant Notice.

          H.  Fair Market Value per share of Common Stock on any relevant date
              -----------------
shall be the value determined in accordance with the following provisions:

               (i) If the Common Stock is not at the time listed or admitted to trading on any Stock Exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed or admitted to trading on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (iii) If the Common Stock is at the time neither listed nor admitted to trading on any Stock Exchange nor traded on the Nasdaq National Market, then such Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

          I.  Grant Date shall mean the date of grant of the stock option as set
              ----------
forth in the Grant Notice.

          J.  Grant Notice shall mean the notice of grant of stock option
              ------------
pursuant to which Optionee has been informed of the basic terms of the option.

          K.  1933 Act shall mean the Securities Act of 1933, as amended.
              --------

          L.  Non-Statutory Option shall mean an option not intended to meet the
              --------------------
requirements of Code Section 422.

          M.  Option Shares shall mean the number of shares of Common Stock
              -------------
subject to the option.

          N.  Parent shall mean any corporation (other than the Corporation) in
              ------
an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          0.  Purchased Shares shall mean the shares of Common Stock of the
              ----------------
Corporation purchased by Optionee pursuant to the exercise of the option.

          P.  Service shall mean the provision of services to the Corporation or
              -------
any Parent or Subsidiary by an individual in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent contractor. Employee shall mean an individual who is in the employ of the Corporation or any Parent or Subsidiary, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          Q.  Stock Exchange shall mean the American Stock Exchange or the New
              --------------
York Stock Exchange.

          R.  Subsidiary shall mean each corporation (other than the
              ----------
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   EXHIBIT I
                                   ---------

                       NOTICE OF EXERCISE OF STOCK OPTION
                       ----------------------------------

          I hereby notify Knowledge Adventure, Inc. (the "Corporation") that I elect to purchase ___________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $__________ per share (the "Option Price") pursuant to that certain option (the "Option") granted to me on ____________, 199__.

          Concurrently with the delivery of this Exercise Notice to the Corporate Secretary of the Corporation, I shall hereby pay to the Corporation the Option Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

_____________________, 199__
Date
                                  __________________________________
                                  Optionee

                                  Address: _________________________

                                           _________________________

Print name in exact manner
it is to appear on the
stock certificate:                _________________________________

Address to which certificate
is to be sent, if different
from address above:               _________________________________

                                  _________________________________


Social Security Number:           _________________________________

Employee Number:                  _________________________________